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                                  April 9, 2002

CERBCO, Inc.                           Venable, Baetjer, Howard & Civiletti, LLP
3421 Pennsy Drive                      1201 New York Avenue, N.W., Suite 1000
Landover, MD  20785                    Washington, DC  20005

         Re:   Registration Statement on Form S-4
               ----------------------------------

Ladies and Gentlemen:

         We have acted as special Delaware counsel to CERBCO, Inc., a Delaware corporation ("CERBCO" or the "Registrant"), to furnish this opinion to you, pursuant to the Delaware General Corporation Law ("DGCL"), in connection with certain aspects of the proposed recapitalization of the Registrant, the related merger (the "Merger") of the Registrant with its wholly owned subsidiary, CERBCO Recapitalization Subsidiary, Inc., a Delaware corporation ("CERBCO Sub"), and related transactions (collectively, the "Recapitalization Transaction"), as described in and contemplated by that certain Registration Statement on Form S-4 (File No. 333-82814) filed on February 14, 2002 (as amended to date, the "Registration Statement"), by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, we have considered such questions of law as we have deemed necessary as a basis for the opinion set forth below, and we have examined or otherwise are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following:

               1.   the Registration Statement;

               2. the Certificate of Incorporation and Bylaws, as amended, of the Registrant;

               3.   the Certificate of Incorporation and Bylaws of CERBCO Sub;

               4. that certain Amended and Restated Recapitalization Agreement and Plan of Merger dated as of March 25, 2002, by and between the Registrant and CERBCO Sub (the "Recapitalization Agreement");

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April 9, 2002
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               5. certificates of the Delaware Secretary of State of recent date respecting the incorporation and good standing of the Registrant and CERBCO Sub, respectively, as of such date; and

               6. certain resolutions of the respective Boards of Directors of the Registrant and CERBCO Sub relating to the Recapitalization Transaction, the Merger and the Registration Statement (the "Resolutions").

In rendering this opinion, we have not reviewed any other documents or independently established or verified any facts. Instead, we have assumed the truth and accuracy of, and have relied upon, factual statements contained in the documents that we have reviewed, including, without limitation, the Registration Statement and the representations and warranties contained in the Recapitalization Agreement.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Registrant, its directors and officers, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. All capitalized terms used herein, other than those expressly defined herein, are intended to have the respective meanings set forth in the Registration Statement or in the Recapitalization Agreement, as applicable.

         For purposes of this opinion, we have made with the Registrant's permission, and our opinion is based upon, the following additional assumptions:

               1. The Resolutions are in full force and effect and have not been amended, modified, revoked or rescinded, and no action has been taken that is inconsistent therewith;

               2. No action has been taken to dissolve or terminate either CERBCO or CERBCO Sub;

               3. The Registration Statement complies with all applicable Federal and state securities laws;

               4. All outstanding shares of CERBCO common stock and CERBCO Class B common stock that will be exchanged for the post-recapitalization shares of CERBCO common stock and CERBCO Class B common stock, respectively, pursuant to the Merger and the Recapitalization Agreement are duly and validly issued, fully paid

CERBCO, Inc.
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April 9, 2002
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and non-assessable and, as of the date of such exchange, will have a value of at least $.05 per share; and

               5. The Recapitalization Agreement has been duly authorized, executed and delivered by the parties thereto, and will have been approved before the Effective Time by the stockholders of both CERBCO and CERBCO Sub.

         Based upon the foregoing, subject thereto and in reliance thereon, we are of the opinion that, at the Effective Time, the Merger will be a valid statutory merger pursuant to Section 251 of the DGCL.

         This opinion is based solely upon the application of the DGCL to the matters set forth herein. No opinion is expressed as to the effect, if any, of any other Delaware state, local or municipal law or ordinance. In addition, we have not been requested to and do not opine as to the applicability of the laws of any other jurisdiction, including the Federal laws of the United States of America. This opinion addresses the status of the Merger as of its Effective Time. However, the opinion is an interpretation of the DGCL as of the date hereof, and we assume no obligation to revise or supplement it for any reason, including the occurrence of any future events, future amendments to the DGCL, or future decisional law interpreting the relevant provisions of the DGCL.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus that forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission.

         You may rely upon the foregoing opinion as of the date hereof in connection with the Recapitalization Transaction. This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon in any other manner by any other person or entity without, in each instance, our prior written consent.

                                                     Very truly yours,
                                                     /s/ The Bayard Firm